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                                                EXHIBIT 23 O (I) UNDER FORM N-1A
                                              EXHIBIT 24 UNDER ITEM 601/REG. S-K

                                   POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED AMERICAN LEADERS FUND, INC. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----





/S/ JOHN F. DONAHUE                 President and Director
---------------------------------
John F. Donahue                       (Chief Executive Officer)   May 15, 2000





/S/ J. CHRISTOPHER DONAHUE          Executive Vice President      May 15, 2000
---------------------------------
J. Christopher Donahue                and Director





/S/ RICHARD J. THOMAS               Treasurer
---------------------------------
Richard J. Thomas                      (Principal Financial and
                                       Accounting Officer)        May 15, 2000

SIGNATURES                             TITLE                              DATE
----------                             -----                              ----


/S/ THOMAS G. BIGLEY                   Director                   May 15, 2000
---------------------------------
Thomas G. Bigley

/S/ JOHN T. CONROY, JR.                Director                   May 15, 2000
---------------------------------
John T. Conroy, Jr.



/S/ NICHOLAS  P. CONSTANTAKIS          Director                   May 15, 2000
---------------------------------
Nicholas P. Constantakis

/S/ JOHN F. CUNNINGHAM                 Director                   May 15, 2000
---------------------------------
John F. Cunningham

/S/ LAWRENCE D. ELLIS, M.D.            Director                   May 15, 2000
---------------------------------
Lawrence D. Ellis, M.D.




/S/ PETER E. MADDEN                    Director                   May 15, 2000
---------------------------------
Peter E. Madden

/S/ CHARLES F. MANSFIELD, JR.          Director                   May 15, 2000
---------------------------------
Charles F. Mansfield, Jr.



/S/ JOHN E. MURRAY, JR.                Director                   May 15, 2000
---------------------------------
John E. Murray, Jr.




/S/ MARJORIE P.SMUTS                   Director                   May 15, 2000
---------------------------------
Marjorie P. Smuts

/S/ JOHN S. WALSH                      Director                   May 15, 2000
---------------------------------
John S. Walsh

Sworn to and subscribed before me this 15TH day of MAY, 2000
                                       -----      ----




/S/ JANICE L. VANDENBERG

Notarial Seal

Janice L. Vandenberg, Notary Public
Pittsburgh, Allegheny County
My Commission Expires July 4, 2002




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